Exhibit 99.1
NEWS RELEASE
Contacts:

MGI PHARMA, INC.	Noonan Russo
Jennifer Davis	Brian Ritchie
212-332-4381	212-845-4269
IR@mgipharma.com	Brian.Ritchie@eurorscg.com
MGI PHARMA REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS
—Second Quarter Highlighted By Dacogen Launch, Saforis NDA Filing—
—FY2006 Financial Outlook Updated—
MINNEAPOLIS, July 19, 2006 — MGI PHARMA, INC. (NASDAQ: MOGN), a biopharmaceutical company focused in oncology and acute care, today reported total revenue for second quarter 2006 of $87.2 million. GAAP net loss for the second quarter 2006 was $19.4 million, or $0.25 per diluted share. Pro forma net loss for the second quarter of 2006 was $6.1 million, or $0.08 per diluted share, as is described below under “Reconciliation of GAAP to Pro Forma Net Income (Loss).”
“The second quarter was highlighted by multiple pipeline-related accomplishments,” said Lonnie Moulder, President and CEO of MGI PHARMA. “Of primary significance, we received FDA approval for Dacogen in early May, and initiated commercial activities shortly thereafter. We are very pleased with clinician reception to Dacogen’s initial presence in the marketplace and are now working with Janssen Cilag to make this important product available to patients and clinicians in territories outside of North America.”
Second Quarter Results
Total revenues for the second quarter of 2006 were $87.2 million, a 30% increase compared to $67.2 million in the second quarter of 2005. Net product sales increased 32% to $86.2 million in the second quarter of 2006 from $65.3 million in the second quarter of 2005, driven primarily by higher sales of Aloxi® (palonosetron hydrochloride) Injection, the inclusion of sales of Gliadel® Wafer (polifeprosan 20 with carmustine implant) and Aggrastat® (tirofiban hydrochloride) Injection following the 2005 acquisition of Guilford Pharmaceuticals Inc., and the commercial launch of Dacogen™ (decitabine) for Injection. During the second quarter of 2006, U.S. sales of Aloxi totaled $67.4 million compared to $60.8 million in the second quarter of 2005. Sales of Dacogen were $5.2 million for the quarter and consisted primarily of stocking orders from wholesalers and specialty distributors following receipt of FDA approval on May 2.

MGI PHARMA, INC.
2Q06 Financial Results

Sales of Gliadel totaled $8.4 million for the second quarter of 2006 compared to $8.5 million for the second quarter of 2005, a period prior to the acquisition of Guilford.
Total costs and expenses increased to $97.5 million in the second quarter of 2006 compared to $54.1 million in the second quarter of 2005. Selling, general and administrative expenses totaled $35.5 million in the second quarter of 2006 compared to $17.0 million in the same period in 2005, primarily due to the deployment of an acute care field organization, investment in the Aloxi brand, expenses associated with the launch of Dacogen, and increased administrative costs. Research and development expenses in the second quarter of 2006 were $28.2 million, compared to $14.2 million in the second quarter of 2005. The year-over-year increase in R&D expenses was primarily due to expenses related to the European development program and the alternate dosing regimen activities for Dacogen in MDS, pivotal trial expenses for Aquavan® (fospropofol disodium) Injection and amolimogene (HPV E6 E7 plasmid).
The Company reported a GAAP net loss of $19.4 million, or $0.25 per diluted share, in the second quarter of 2006 compared to net income of $12.7 million, or $0.17 per diluted share, in the second quarter of 2005. In accordance with GAAP, this net loss includes a $9.9 million other than temporary impairment charge related to the Company’s equity investment in SuperGen, Inc. As described below under “Reconciliation of GAAP to Pro Forma Income (Loss),” pro forma net loss for the 2006 second quarter was $6.1 million, or $0.08 per diluted share, compared to pro forma net income of $13.2 million, or $0.18 per diluted share, in the second quarter of 2005.
Reconciliation of GAAP to Pro Forma Net Income (Loss): GAAP refers to generally accepted accounting principles in the U.S. MGI PHARMA’s pro forma net income (loss) and earnings (loss) per diluted share exclude amortization of product acquisition intangible assets, the determination of an other than temporary impairment of the Company’s investment in SuperGen and stock option expense related to implementation of FASB 123R. We are reporting pro forma results in addition to, and not as a substitute for, financial measures calculated in accordance with GAAP. The Company provides these pro forma numbers to facilitate a comparison of our business from period to period and to allow investors to analyze our business results using the same measures our management uses to evaluate our operating performance. We encourage investors to carefully consider our results under GAAP, as well as our pro forma disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and pro forma results are presented at the end of this news release.
Revised 2006 Pro Forma Financial Outlook
The Company has revised its pro forma financial outlook for the year ending December 31, 2006 to reflect recently updated intelligence on the chemotherapy induced nausea and vomiting (CINV) market environment for Aloxi. In addition, the Company has revised R&D expense guidance for the full year 2006 to reflect additional activities in support of

MGI PHARMA, INC.
2Q06 Financial Results

a planned regulatory submission for an alternative Dacogen dosing regimen, and acceleration of the Dacogen and Aquavan clinical development programs.
Since the commercial launch of Aloxi in 2003, MGI PHARMA had anticipated the introduction of generic ondansetron, a first-generation 5-HT3 receptor antagonist, to occur during the last week of 2006. Based upon new market intelligence and current industry trends, the Company now believes that an authorized generic formulation of ondansetron may become commercially available earlier than previously expected. As a result of this accelerated timeline, the Company believes that a transient disruption in CINV market reimbursement dynamics could begin early in the fourth quarter of 2006 and normalize earlier in 2007 than originally anticipated. MGI PHARMA remains confident in the best in class clinical profile of Aloxi and believes that the product continues to represent a significant growth opportunity in CINV and post-operative nausea and vomiting (PONV). As a result of this expectation for an earlier than anticipated introduction of an authorized generic ondansetron, the Company has revised its 2006 outlook for Aloxi sales and now anticipates that sales growth in the clinic market segment will resume in the second half of 2007.
MGI PHARMA now expects:
•	Total revenue to be approximately $330 to $350 million, including:
•	Aloxi sales of $250 to $270 million;

•	Gliadel sales of approximately $35 million; and

•	Dacogen sales of approximately $25 million;
•	Cost of sales to be in the range of $125 to $130 million, excluding $10 million of amortization of product acquisition intangible assets;
•	SG&A expenses of $140 million;
•	Net R&D expenses of approximately $95 million, excluding product candidate development milestone payments of approximately $2 million and expenses incurred for Symphony Neuro Development Company, a non-majority owned consolidated entity through June 30, 2006, which are reversed as minority interest prior to computing pre-tax loss; and
•	Pro forma operating loss to be in the range of $15 to $30 million.
This guidance also excludes the impact of FASB 123R, which is expected to be in the range of $8 to $10 million for the full year 2006, and the $9.9 million charge for other than temporary impairment of the Company’s investment in SuperGen.
Recent Highlights
•	The New Drug Application (NDA) for Saforis™ (glutamine in UpTec™) Powder for Oral Suspension was accepted for priority review by the FDA, with a Prescription Drug User Fee Act (PDUFA) goal date of October 12, 2006.
•	The FDA approved Dacogen for treatment of patients with myelodysplastic syndromes (MDS), including previously treated and untreated, de novo, and

MGI PHARMA, INC.
2Q06 Financial Results

secondary MDS of all French-American-British (FAB) subtypes (refractory anemia, refractory anemia with ringed sideroblasts, refractory anemia with excess blasts, refractory anemia with excess blasts in transformation, and chronic myelomonocytic leukemia), and Intermediate-1, Intermediate-2, and High-Risk International Prognostic Scoring System (IPSS) groups. Dacogen is now commercially available in the United States.

•	A license agreement was signed with Cilag GmbH, a Johnson & Johnson company, which granted the Janssen-Cilag companies exclusive development and commercialization rights for Dacogen in all territories outside North America.

•	A direct-to-consumer initiative for Aloxi was initiated in June with the inclusion of advertisements in several consumer magazines and internet outlets. The goal of this campaign is to raise awareness of Aloxi and its differentiated product profile among patients with cancer, their caregivers and healthcare providers. For more details, please visit www.aloxi.com.

•	The Company presented clinical data for Aloxi, Dacogen and Gliadel at the American Society of Clinical Oncology (ASCO) annual meeting, and announced at the conference that enrollment is now complete in its multicenter phase 2 alternate dosing trial of Dacogen in patients with MDS. This trial, called ADOPT (Alternate Dosing for Outpatient Treatment), is designed to evaluate a 5-day Dacogen dosing regimen consisting of daily, one hour intravenous infusions at a dose of 20 mg/m2.

•	The results of a single center clinical study that evaluated three alternative dosing regimens for Dacogen have been accepted for publication in the journal Blood. These data have previously been summarized at various medical meetings, and provided the basis for the design of the ongoing ADOPT trial.
2006 Corporate Objectives & Milestones:
•	Execute on commercial initiatives to maximize the potential of the Aloxi franchise
•	Successfully commercialize Dacogen for MDS
•	Advance the Dacogen clinical development program
•	Complete enrollment in the Aquavan pivotal program 4Q06
•	Complete the Aloxi PONV pivotal program 4Q06
•	Complete the Aloxi Oral Capsule pivotal program 4Q06
•	Advance the amolimogene pivotal program
•	Establish ex-North American commercialization paths for product candidates
Conference Call & Webcast Information
MGI PHARMA will broadcast its quarterly investor conference call live over the Internet today, Wednesday, July 19, 2006 at 5:00 p.m. Eastern Time. The Company’s executive management team will review 2006 second quarter financial results, discuss operations and provide guidance on MGI PHARMA’s business outlook. All interested parties are welcome to access the webcast via the Company’s Web site at www.mgipharma.com. The audio webcast will be archived on the Company’s Web site through Wednesday, July 26, 2006.

MGI PHARMA, INC.
2Q06 Financial Results

About MGI PHARMA
MGI PHARMA, INC. is a biopharmaceutical company focused in oncology and acute care that acquires, researches, develops and commercializes proprietary products that address the unmet needs of patients. MGI PHARMA markets Aloxi® (palonosetron hydrochloride) Injection, Dacogen™ (decitabine) for Injection, and Gliadel® Wafer (polifeprosan 20 with carmustine implant) in the United States. The Company directly markets its products in the U.S. and collaborates with partners to reach international markets. For more information about MGI PHARMA, please visit www.mgipharma.com.
This news release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are not guarantees of MGI PHARMA’s future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause MGI PHARMA’s results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the ability of MGI PHARMA to continue to increase sales of its marketed products, the approval of the FDA for MGI PHARMA to commercialize Saforis, the successful completion of clinical trials for the Company’s other product candidates, and other risks and uncertainties detailed from time to time in MGI PHARMA’s filings with the Securities and Exchange Commission including its most recently filed Form 10K and Form 10-Q. MGI PHARMA undertakes no duty to update any of these forward-looking statements.
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MGI PHARMA, INC.
2Q06 Financial Results

MGI PHARMA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
Sales	$86,190	$65,318	$163,715	$127,703
Licensing and other	963	1,844	1,641	2,694

	87,153	67,162	165,356	130,397

Costs and Expenses:
Cost of sales	33,813	22,920	62,155	44,836
Selling, general and administrative	35,463	16,974	66,985	35,591
Research and development	28,192	14,248	51,157	24,701

	97,468	54,142	180,297	105,128

Operating income (loss)	(10,315)	13,020	(14,941)	25,269

Interest income	1,361	1,747	2,517	3,104
Interest expense	(1,925)	(1,754)	(3,922)	(3,510)
Impairment of investment	(9,880)	—	(9,880)	—
Other income (loss)	(126)	—	55	—

Income (loss) before minority interest and income tax	(20,885)	13,013	(26,171)	24,863

Minority interest	1,450	—	3,881	—

Income (loss) before income tax	(19,435)	13,013	(22,290)	24,863

Provision (benefit) for income tax	—	305	(47)	555

Net income (loss)	$(19,435)	$12,708	$(22,243)	$24,308

Net income (loss) per common share
Basic	$(0.25)	$0.18	$(0.29)	$0.34
Diluted	$(0.25)	$0.17	$(0.29)	$0.32

Weighted average number of common shares outstanding
Basic	78,210	71,768	78,000	71,558
Diluted	78,210	75,703	78,000	75,691
Consolidated Balance Sheet Data
(unaudited)
(In thousands)

	As of June 30,	As of December 31,
	2006	2005
Cash and marketable debt securities, unrestricted	$91,103	$104,203
Total assets	$441,122	$471,585
Total stockholders’ equity	$104,771	$109,025

MGI PHARMA, INC.
2Q06 Financial Results

MGI PHARMA, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO
PRO FORMA NET INCOME (LOSS) — UNAUDITED
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

GAAP net income (loss)	$(19,435)	$12,708	$(22,243)	$24,308

Amortization of intangibles	2,598	541	4,390	1,082

Stock option expense (A)	862	—	1,655	—

Impairment of investment (B)	9,880	—	9,880	—

Pro forma net income (loss) before income tax	(6,095)	13,249	(6,318)	25,390

Provision (benefit) for income taxes (C)	—	—	—	—

Pro forma net income (loss)	$(6,095)	$13,249	$(6,318)	$25,390

(A) Stock Option Expense related to adoption of FAS123R:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Selling, general and administrative	$694	$—	$1,330	$—
Research and development	168	—	325	—

	$862	$—	$1,655	$—

(B) Impairment of the equity investment in SuperGen, Inc.
(C) No adjustment from GAAP for income tax provision or benefit.
MGI PHARMA, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) PER COMMON SHARE TO
PRO FORMA NET INCOME (LOSS) PER COMMON SHARE — UNAUDITED
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
GAAP Income (loss) per share (diluted)	$(0.25)	$0.17	$(0.29)	$0.32

Amortization of intangibles	0.03	0.01	0.06	0.02

Stock option expense (A)	0.01	—	0.02	—

Impairment of investment (B)	0.13	—	0.13	—

Pro forma net income (loss) per common share, diluted before income taxes	(0.08)	0.18	(0.08)	0.34

Provision (benefit) for income taxes (C)	—	—	—	—

Pro Forma Income (loss) per share (diluted)	$(0.08)	$0.18	$(0.08)	$0.34

Weighted average number of common shares outstanding
Basic	78,210	71,768	78,000	71,558
Diluted	78,210	75,703	78,000	75,691
(A) Stock Option Expense related to adoption of FAS123R.
(B) Impairment of the equity investment in SuperGen, Inc.
(C) No adjustment from GAAP for income tax provision or benefit.
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